Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces 2017 Financial Results

San Diego, March 1, 2018 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today reported its financial results for the year and quarter ended December 31, 2017 and financial guidance for the year ending December 31, 2018.

“The fourth quarter marked the strongest sales in Tandem’s history, with 80 percent growth in our sequential quarterly pump shipments. This strong demand for the t:slim X2 Insulin Pump was driven by our successful launch of integration with Dexcom G5 Mobile CGM and our unique offering that allows customers to remotely update their pump software using a personal computer,” said Kim Blickenstaff, President and Chief Executive Officer. “In 2018, we expect to build on our commercial momentum while advancing our robust product pipeline. To that end, we recently submitted a PMA application to the FDA for the t:slim X2 Pump with Basal-IQ technology, a predictive low glucose suspend feature, and we’re preparing for a U.S. launch this summer to existing and new t:slim X2 Pump customers, pending FDA approval.”

Sales and Pump Shipments1

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2017	2016	2017	2016
GAAP Sales	$40.3	$28.9	$107.6	$84.2
Impact of Technology Upgrade Program	(0.3)	(4.1)	(5.0)	4.3
Non-GAAP Sales[1]	$40.0	$24.8	$102.6	$88.5

Pump Shipments	6,950	4,418	17,061	16,938
1)

GAAP sales are determined in accordance with U.S. Generally Accepted Accounting Principles. Non-GAAP sales are adjusted for the impact of the Technology Upgrade Program. See the information under the heading “Use of Non-GAAP Financial Measures” in this press release, as well as under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results and Guidance” in the attached Press Release Exhibit.

“Our growing infusion set sales and an increasing number of pump renewal opportunities give us confidence going into 2018,” said Leigh Vosseller, Senior Vice President and Chief Financial Officer. “With a stronger balance sheet from our recent equity raise, we believe that we are at an inflection point for our business and that we will continue to benefit from leveraging our early infrastructure investments.”

2017 GAAP Results

GAAP sales grew 28 percent to $107.6 million for the year ended December 31, 2017 compared to $84.2 million for 2016. For the fourth quarter of 2017, GAAP sales increased 39 percent to $40.3 million, compared to $28.9 million for the same period of 2016. Sales in the fourth quarter of 2017 benefited from a 57 percent increase in pump shipments compared to the fourth quarter of 2016 and from infusion set sales more than doubling to $8.4 million.

Gross margin for the year ended December 31, 2017 was 41 percent compared to 28 percent for the year ended December 31, 2016. Gross margin for the fourth quarter of 2017 was 43 percent compared to 35 percent for the fourth quarter of 2016.

For the year ended 2017, operating expenses totaled $107.0 million compared to $101.6 million for the year ended 2016. For the year ended 2017, GAAP operating loss totaled $62.9 million compared to $78.1 million for the same period of 2016. Operating margin for 2017 improved to negative 58 percent compared to negative 93 percent for the year ended 2016. The operating loss for 2017 included non-cash charges for stock-based compensation of $12.6 million and depreciation and amortization of $6.9 million, compared to stock-based compensation of $11.7 million and depreciation and amortization of $5.5 million for the comparable period of 2016.

For the fourth quarter of 2017, operating expenses totaled $27.1 million compared to $23.4 million for the same period of 2016. The GAAP operating loss for the fourth quarter of 2017 was $9.6 million, compared to $13.3 million for the same period of 2016. GAAP operating margin, for the fourth quarter of 2017, improved to negative 24 percent compared to negative 46 percent for the same period last year. Operating expenses for the fourth quarter of 2017 included non-cash charges for stock-based compensation of $2.1 million and depreciation and amortization of $2.1 million, compared to stock-based compensation of $2.9 million and depreciation and amortization of $1.5 million for the fourth quarter of 2016.

2017 Non-GAAP Results

The Company’s GAAP results are determined in accordance with U.S. Generally Accepted Accounting Principles. Non-GAAP results are adjusted for the impact of the Technology Upgrade Program.

Non-GAAP sales increased 16 percent to $102.6 million for the year ended 2017 compared to $88.5 million for 2016.  For the fourth quarter of 2017, non-GAAP sales increased 62 percent to $40.0 million in the fourth quarter of 2017 compared to $24.8 million for the same period of 2016.

Non-GAAP gross margin for the year ended 2017 was 40 percent compared to 32 percent for the year ended 2016. Non-GAAP gross margin was 44 percent for the fourth quarter of 2017 compared to 31 percent for the same period of 2016.

For the year and quarter ended 2017, non-GAAP operating expenses were consistent with GAAP. Non-GAAP operating loss for the year ended 2017 totaled $66.1 million compared to $73.4 million for the year ended 2016, and non-GAAP operating margin improved to negative 64 percent compared to negative 83 percent for the same periods. Non-GAAP operating loss for the fourth quarter of 2017 was $9.5 million, compared to $15.7 million for the fourth quarter of 2016, and non-GAAP operating margin improved to negative 24 percent compared to negative 63 percent in the same periods.

Cash Balance and Liquidity

As of December 31, 2017, the Company had $24.2 million in cash, cash equivalents and restricted cash. This amount does not include the approximately $64.5 million in net proceeds that the Company received from its equity offering in February 2018.

2018 Guidance

For the year ending December 31, 2018, the Company is providing the following guidance on a GAAP basis:

1.	Sales are estimated to be in the range of $132 million to $140 million
o	Sales for the first quarter of 2018 are estimated to be 18 percent - 19 percent of annual sales
2.	Operating margin is estimated to be in the range of negative 40 percent to negative 35 percent, which includes:
o	Approximately $4.0 million to $5.0 million in non-cash, stock-based compensation expense
o	Approximately $7.0 million to $8.0 million of depreciation and amortization

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time).  The link to the webcast will be available by accessing the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days.  To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code "2489755".

Use of Non-GAAP Financial Measures

The Company presents certain non-GAAP financial measures in this press release, including historical and projected non-GAAP sales and operating margin, to provide information that may assist investors in understanding its financial results, assessing its prospects for future performance and allowing for a meaningful comparison of projected results to historical results. The Technology Upgrade Program discussed above created unpredictable GAAP results for its duration. This was principally due to accounting complexities associated with the program that were dependent on a number of future events and variables that were initially difficult to estimate or predict.

These non-GAAP financial measures are used internally by the Company to analyze its operating performance and prospects for future performance. The principal limitation of these non-GAAP financial measures is that they do not necessarily reflect, and may not be a good estimate of, the amount that will actually be recorded in the Company’s financial statements in accordance with GAAP. The non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information and guidance prepared and presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period. The Company has provided a reconciliation of its GAAP financial results and guidance to its non-GAAP financial results and guidance under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results and Guidance” in the attached Press Release Exhibit.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience.  The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump, the only pump capable of remote feature updates using a personal computer, now available with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration, and the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Tandem Diabetes Care and t:flex are registered trademarks, and t:slim X2 is a trademark of Tandem Diabetes Care, Inc. Dexcom G5 is a registered trademark of Dexcom, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results, including anticipated growth in infusion set sales and the Company’s ability to increase pump sales to renewal customers, the Company’s plan to launch t:slim X2 with Basal-IQ technology in the summer of 2018, and the Company’s ability to leverage its early infrastructure investments.  The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by the Company’s ability to obtain regulatory approval for new products and products under development and the timing of any such approvals; market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the potential that newer products that compete with the Company’s products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; and the potential that the process of purchasing the Company’s products, including insurance verification approval for individual customers, may delay or prevent the sale of the products.  Other risks and uncertainties include the Company’s inability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements; the Company’s inability to contract with additional third-party payors for reimbursement of the Company’s products; uncertainty associated with the development and approval of new products generally; possible future actions of the FDA or any other regulatory body or governmental authority; and other risks identified in the Company’s most recent Annual Report on Form 10-K, and other documents that the Company files with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

TANDEM DIABETES CARE, INC.
GAAP CONDENSED BALANCE SHEETS
(in thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents and short-term investments	$14,179	$53,538
Restricted cash	-	2,000
Accounts receivable, net	20,793	11,172
Inventory, net	26,993	21,195
Other current assets	2,191	4,187
Total current assets	64,156	92,092
Restricted cash - long-term	10,000	-
Property and equipment, net	19,631	18,409
Other long-term assets	1,559	1,891
Total assets	$95,346	$112,392
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable, accrued expense, and employee-related liabilities	$22,470	$19,325
Deferred revenue	2,526	5,208
Other current liabilities	11,089	6,943
Total current liabilities	36,085	31,476

Notes payable - long-term	76,541	78,960
Other long-term liabilities	11,868	7,883
Total liabilities	124,494	118,319

Total stockholders’ deficit	(29,148)	(5,927)
Total liabilities and stockholders’ deficit	$95,346	$112,392

TANDEM DIABETES CARE, INC.
GAAP CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sales	$40,294	$28,912	$107,601	$84,248
Cost of sales	22,827	18,847	63,507	60,656
Gross profit	17,468	10,065	44,094	23,592
Operating expenses:
Selling, general and administrative	21,299	19,067	86,377	82,834
Research and development	5,751	4,344	20,661	18,809
Total operating expenses	27,050	23,411	107,038	101,643
Operating loss	(9,582)	(13,346)	(62,944)	(78,051)
Total other expense, net	(1,815)	(1,491)	(10,081)	(5,411)
Loss before taxes	(11,397)	(14,837)	(73,025)	(83,462)
Provision for income tax expense (benefit)	8	(15)	8	(15)
Net loss	$(11,405)	$(14,822)	$(73,033)	$(83,447)

Net loss per share, basic and diluted	$(1.23)	$(4.80)	$(12.87)	$(27.30)

Weighted average shares used to compute basic and diluted net loss per share	9,263	3,087	5,677	3,057

Press Release Exhibit

Summary of Technology Upgrade Program and

Associated Reconciliation of GAAP versus Non-GAAP Financial Results

Program Overview

In July 2016, Tandem Diabetes Care, Inc. (“Tandem” or the “Company”) launched a Technology Upgrade Program under a variable pricing structure (the “Upgrade Program”), as a pathway for its t:slim® and t:slim G4™ Insulin Pump customers to experience the Company’s latest technology, the t:slim X2™ Insulin Pump platform which now includes integration with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration. The Company began shipping the t:slim X2 Insulin Pump in October 2016 and is no longer offering the t:slim® Insulin Pump to new customers. In August 2017, the Company commenced commercial sales of the t:slim X2 Pump with DexCom G5 Mobile Continuous Glucose Monitoring integration (“t:slim X2 with G5”) and discontinued new sales of the t:slim G4 Pump. The Upgrade Program expired September 30, 2017.

Accounting Treatment Overview

Pursuant to applicable GAAP revenue recognition standards, revenue is recognized when the product is delivered or when an obligation is fulfilled, among other requirements. Under the Upgrade Program, eligible customers were provided the opportunity to receive, at a future date, a t:slim X2 Insulin Pump, or as of August 2017, a t:slim X2 with G5. This created potential future obligations for the Company that prevented the full recognition of revenue and cost of sales at the time of the customer’s initial purchase of an insulin pump, which resulted in a deferral of revenue and cost of sales on the Company’s financial statements. The deferrals are recognized when the obligation for such upgrades and services are fulfilled or when the Upgrade Program expires. Any fees received by the Company under the Upgrade Program and the Company’s cost of fulfilling the associated obligation are also recognized at that time.

Reconciliation of GAAP versus Non-GAAP Financial Results and Guidance

Due to this high degree of accounting complexity, the Upgrade Program created unpredictable GAAP results for its duration. To aid investors in better understanding the Company’s performance and minimize potential confusion when comparing its current results to historical results and expected future results, the Company has provided non-GAAP financial information in the accompanying press release, in addition to providing GAAP financial information. In the following tables, the Company has provided a reconciliation of its GAAP financial results and guidance to its non-GAAP financial results and guidance, which illustrates the impact of the Upgrade Program.

For the three months and twelve months ended December 31, 2017 respectively, the impact of the Technology Upgrade Program was as follows:

	Impact of Technology Upgrade Program (three months ended December 31, 2017)
(in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$40.3	$-	$(0.1)	$(0.2)	$40.0
Cost of sales	$22.8	-	-	(0.4)	$22.4
Gross profit (loss)	$17.5	$-	$(0.1)	$0.2	$17.6
Gross margin %	43%				44%
Operating loss	$(9.6)	$-	$(0.1)	$0.2	$(9.5)
Operating margin %	(24)%				(24)%

* Table may not foot due to rounding

	Impact of Technology Upgrade Program (twelve months ended December 31, 2017)
(in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$107.6	$0.2	$(4.6)	$(0.6)	$102.6
Cost of sales	$63.5	$-	$(0.8)	$(1.1)	$61.6
Gross profit (loss)	$44.1	$0.2	$(3.8)	$0.5	$41.0
Gross margin %	41%				40%
Operating loss	$(62.9)	$0.2	$(3.8)	$0.5	$(66.1)
Operating margin %	(58)%				(64)%

* Table may not foot due to rounding

For the three months and twelve months ended December 31, 2016 respectively, the impact of the Technology Upgrade Program was as follows:

	Impact of Technology Upgrade Program (three months ended December 31, 2016)
($ amounts in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$28.9	$1.4	$(5.4)	$(0.1)	$24.8
Cost of sales	$18.8	$0.3	$(1.0)	$(1.1)	$17.0
Gross profit (loss)	$10.1	$1.1	$(4.4)	$1.0	$7.8
Gross margin %	35%				31%
Operating loss	$(13.3)	$1.1	$(4.4)	$1.0	$(15.7)
Operating margin %	(46)%				(63)%

* Table may not foot due to rounding

	Impact of Technology Upgrade Program (twelve months ended December 31, 2016)
($ amounts in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$84.2	$9.8	$(5.4)	$(0.1)	$88.5
Cost of sales	$60.7	$1.8	$(1.0)	$(1.1)	$60.4
Gross profit (loss)	$23.6	$8.0	$(4.4)	$1.0	$28.1
Gross margin %	28%				32%
Operating loss	$(78.1)	$8.0	$(4.4)	$1.0	$(73.5)
Operating margin %	(93)%				(83)%

* Table may not foot due to rounding

Since the launch of the t:slim X2 Pump in the fourth quarter of 2016, the Company has fulfilled approximately 3,300 upgrades under the Technology Upgrade Program. The majority of deferred sales and cost of sales were recognized as of December 31, 2017 and the Company is no longer subject to new accounting deferrals.

Non-GAAP Accounting Definitions

1) Deferrals at Initial Sale - The deferral of initial sales and cost of sales for eligible pump shipments are summarized in the following table:

Deferral Treatment for Eligible Shipments on or After July 1, 2016

Sales Deferral	Cost of Sales Deferral
100% of each sale classified as a right of return. A portion of each sale classified as a guarantee liability.	100% of the manufacturing cost for each sale classified as a right of return. No deferral for each sale classified as a guarantee liability.

2) Recognition of Deferrals – This reflects any changes in subsequent periods for deferrals made at the time of the initial sale (see Deferrals at Initial Sale above). It includes recognition of amounts previously deferred when actual product upgrades occur and a reversal of any remaining deferrals when the program expires for customers who did not elect the upgrade or service options.

3) Upgrade Fulfillments – This reflects incremental revenue recognized from an upgrade or service fee, if any, and the cost of sales associated with completing that upgrade or service. Approximately 3,300 upgrade fulfillments have occurred since the fourth quarter of 2016, when the t:slim X2 Insulin Pump became available. At that time, the Company commenced reporting Recognition of Deferrals and Upgrade Fulfillments.

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